UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 9, 2009

Advanta Corp.
(Exact name of registrant as specified in its charter)

Delaware	0-14120	23-1462070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Welsh & McKean Roads, P.O. Box 844, Spring House, Pennsylvania	19477
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 657-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

On June 9, 2009, Advanta Corp. (the “Company”) issued a press release announcing that it is extending the expiration date for its previously announced cash tender offer for any and all of the $100 million of outstanding Advanta Capital Trust I 8.99% Capital Securities (the “Capital Securities”).  The “Expiration Date,” as set forth in the Company’s Offer to Purchase, dated May 11, 2009, and the related Letter of Transmittal (together, and as amended or supplemented by the information set forth in the press release, the “Offer Documents”), is being extended to 5:00 p.m., New York City time, on Monday, June 15, 2009 (the “New Expiration Date”).  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

______________________________

This Form 8-K contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected.  The most significant among these risks and uncertainties are the impact of any legal, regulatory, administrative or other proceedings.  The cautionary statements provided above are being made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”) and with the intention of obtaining the benefits of the “safe harbor” provisions of the Act for any such forward-looking information. Additional risks that may affect the Company’s future performance are detailed in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

Item 9.01     Financial Statements,  Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

99.1	Press Release issued June 9, 2009 announcing the extension of the expiration date for its previously announced cash tender offer for any and all of the $100 million of outstanding Advanta Capital Trust I 8.99% Capital Securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanta Corp.
(Registrant)

Date:	June 9, 2009
		By:	/s/ Jay A. Dubow
Jay A. Dubow, Chief
Administrative Officer, Senior Vice
President, Secretary and
General Counsel